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AFTER RECORDATION RETURN BY MAIL TO:




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TITLE OF DOCUMENT:

                                 LEASE AGREEMENT

\convey\leases\hibrew.doc
--------------------------------------------------------------------------------
PARTIES:

LESSOR: HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation

LESSEE: HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation

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PROPERTY DESCRIPTION:                     / LIBER/PAGE:
                                          /
That certain land situate at Keaau        / DOCUMENT NO.
District of Puna, Island, County          /
and State of Hawaii, being Lot            /
Numbers A-31-B and A-31-A-1,              /
bearing TMK(s)(3)_____________            /

--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

       THIS LEASE, made this 3rd day of October, 1994, by and between:

PARTIES:

       HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kailua Avenue, Suite 213, Honolulu, Hawaii 96816, hereinafter called "Lessor" and HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kailua Avenue, Suite 213, Honolulu, Hawaii 96816, hereinafter called "Lessee".

                              W I T N E S S E T H:

AGREEMENT TO LEASE:

     The Lessor agrees to demise and lease, and the Lessee does hereby accept to rent under the terms and conditions being agreed to in this Lease Agreement the following:

     1. A portion of that certain approximately twenty-one (21) acre parcel of real property (hereinafter "Property") situated in Keeau, Puna, Hawaii, said parcel being described in Exhibit "A" attached hereto, which portion of said parcel shall hereinafter be more particularly described, including the non-exclusive use of the water well located thereon (hereinafter "Well") and the non-exclusive use of all of the appurtenant well pumping equipment more particularly described in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter "Equipment").

     Together with a non-exclusive easement of ingress and egress over and upon that certain road leading from Highway 11 to the Property and described in Exhibit "C" attached hereto and made a part hereof by this reference.

     The leased portion of the Property, Well and Equipment hereafter collectively referred to as the "Premises".

TERMS:

1. Lease Term:

     The Lease term shall be for a total of fifty (50) years beginning on Ocotber 1st, 1994, and ending at midnight on Ocotber 30th, 2044.

2. Quiet Enjoyment:

     The Lessor promises the Lessee that upon payment by the Lessee of the rent required and performed by the Lessee of its obligations, that the Lessee shall peaceably hold and enjoy the Property for the term of this Lease without hindrance or interruption by Lessor or any other person or persons lawfully claiming by, through or under Lessor, except as otherwise expressly provided by this Lease.

3. Payment of Rent and Gross Excise Tax:

     A. During the term of this Lease, Lessee shall pay Lessor as consideration for this Lease, at Lessor's principal place of business in Honolulu, Hawaii, in lawful money of the United

States of America, the annual rent and royalties set forth below:

          (i) Land Rent:

          (a) For the first five (5) years of the Lease term, the sum of Two Thousand and no/100 Dollars ($2,000.00) per month on the first day of each and every month;

          (b) For the next five (5) years of the Lease term, the sum of Four Thousand and no/100 Dollars ($4,000.00) per month on the first day of each and every month;

          (c) Thereafter the minimum land rent shall be subject to yearly increases of Five percent (5%).

          (ii) Additional Rent:

          A. In addition to the land rent provided above at such time as Lessee achieves gross sales in excess of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000.00), Lessee shall for the remaining term of lease pay additional rent measured by a percentage of gross sales. During the first five
(5) years of the lease term the additional rent shall equal two percent (2%) of gross sales. During the second five (5) years of the lease term the additional rent shall equal four percent (4%) of gross sales. During the third five (5) years of the lease term the additional rent shall equal six percent (6%) of gross sales. During the fourth five (5) years of the lease term the additional rent shall equal eight percent (8%) of gross sales. For the remaining term of the lease the additional rent shall equal ten percent (10%) of gross sales.

          B. To measure additional rent required hereby Lessee shall provide Lessor with sales invoices of product sold and such other records as Lessor may reasonably request.

          C. On all base rent and additional rent, Lessee shall pay to Lessor the amount of the Hawaii General Excise Tax due on said payments.

          D. Lessee shall, also, pay interest of one percent (1%) per month on all base rent or additional rent which are not paid on or before their due dates.

     4. Payment of Charges and Taxes:

     Lessee will pay directly, before the same becomes delinquent, all assessments and taxes, including real property taxes on the Premises and any improvements thereon, and all rates and other costs of every description to which the Premises or any of its part or any improvement to the Property for which Lessor and Lessee may during this Lease be assessed or become liable in the same proportion as Lessee's gross revenue derived from products produced on the demised premises bears to Lessor's gross revenues from products produced on the demised premises but not to exceed thirty percent (30%). Provided, however, that all services that are metered and billed separately, including electricity, gas, refuse collection, telephone, sewage disposal, water, or any other utilities or services or any connections or meters therefor, shall be paid by the party incurring such charge.

     5. Use:

     A. The Lessee shall use the Premises solely for the extraction of water from the Well into bulk containers for transportation and shipment to other sites and in addition may engage in the processing, bottling, packaging and wholesale sales of the water. It is understood that no retail sales shall take place on the Premises. The Lessee may conduct all activities as is reasonably required to carry on the permitted use, such as, but not necessarily limited to, the repair, maintenance and operation of the Well and Equipment, and the storage of trucks and bulk containers; provided, however, that all such activities shall be consistent with, and permitted by law for the Property. In the event that the permitted use or the activities engaged in by Lessee to conduct such permitted use shall be enjoined or prohibited by the County of Hawaii or any other governmental entity or agency due to its non-compliance with zoning ordinances, land use classifications or other applicable governmental regulations, the Lessee shall cease or modify its operations. If, however, Lessee desires to seek a change of zone, a special use permit or such other governmental authorization as would allow Lessee to engage in or continue the use permitted by this Lease, then Lessor shall cooperate with Lessee to obtain such permit; provided, however, that said documents shall not impose upon Lessor, or subject Lessor to, any civil liability or damages, for criminal sanctions nor obligate Lessor to perform any of the covenants therein undertaken by Lessee, or to warrant or confirm the truth or accuracy of the representations made therein by Lessee. Nor shall Lessor be obligated to allow Lessee to extend or modify its permitted uses in such a manner as would unduly interfere with any of Lessor's business operations conducted or to be conducted on the Premises.

     B. The Lessee shall not make any changes, alterations or restrictions in the surface water or drainage patterns on the Premises without the Lessor's prior written consent. This includes, but is not limited to, the digging of ditches and the construction of dams or diversions.

     C. Lessee shall not grade the Property, nor add fill or otherwise alter the slope, grade or topography of the easement area without Lessor's prior written consent.

     D. The Lessee shall not drill any other well within the Premises without the Lessor's prior written consent, which consent may be withheld for any reason at the Lessor's sole discretion. However, Lessor agrees that should the existing Well become unusable or should the Well generate insufficient quantities of water to satisfy both the needs of Lessor and Lessee for such water, and Lessee desires to drill a second well then Lessee shall be allowed to do so Lessee shall not be charged any additional land rent with respect to said second well but shall pay the same royalties for the extraction of water therefrom.

     6. Joint Use of Well:

     It is understood and agreed that Lessor shall be entitled to extract water from any Well located on the Premises to meet its requirements for the brewing of beer or the manufacture of other beverages provided that Lessor shall not be allowed to use Well water for irrigation, cleaning or purposes other than beverage production as described above and provided, further, that in no event shall Lessor be entitled to more than fifty percent (50%) of the water production from the Wells located on the Premises. Lessor shall be required to meter its water usage and Lessee shall not be liable to Lessor for any royalties with respect to water pumped for Lessor's use. At the end of each calendar year, Lessor shall pay its pro rata share of the utility, maintenance and repair costs for the Well pump which shall be based upon the ratio which Lessor's gallonage bears to the Lessee's gallonage.

     7. Maintenance and Repair of Premises:

     Lessee will, at is own expense, during the whole of said term, make, build, maintain and repair all improvements, including but not limited to, sewers, drains, pavements and parking areas which now exist, or are later built by the Lessee or which may be required by law to be made, built by the Lessee or which may be required by law to be made, built, maintained and repaired upon the Premises or any part of it. In addition, Lessee shall operate, maintain, repair and replace, if necessary, the Equipment at Lessee's sole expense. Lessee shall be entitled to the benefit of any warranty relating to the Equipment as may be available or provided, to the Lessor by any well drilling company.

     8. Use of Existing Buildings:

       Lessee shall be allowed the temporary use of the existing building facilities located on the demised Premises for the bottling and processing of water and office quarters. Provided, however, that in the event that the Lessor requires the use of the existing premises or any portion thereof for its own purposes then the Lessor shall provide Lessee with a six (6) month advance notice to vacate the existing buildings or any portion thereof and shall together with or prior to such notice to vacate, designate a portion of the land within the demised Premises adjacent or in reasonable proximity to the well site with a minimum size of one-half (1/2) acre and shall permit Lessee to construct a building and other facilities reasonably necessary for Lessee's permitted use of the Premises and shall cooperate with Lessee in seeking any necessary governmental permits and utility services for such buildings and other improvements.

     Lessee shall not make any improvements or alterations to the existing buildings and facilities without Lessor's prior written approval. If Lessee does make such approved improvements they may be amortized over a five (5) year period. If Lessee requires that Lessee vacate the existing building and facilities Lessor shall pay to Lessee the unamortized portion of any such improvement.

     In the event that Lessee requires more than one-half of the premises for the conduct of its business Lessee shall act in good faith to accommodate Lessee's needs after taking into consideration its own usage of the premises and well if reasonably practicable allow Lessee the additional area needed with an appropriate and equitable adjustment in the base rent.

     9. Observance of Laws:

     Lessee will, at all times during this Lease, keep the Premises and any improvements on it in good order and in a strictly sanitary condition and observe, abide by, and perform all laws, ordinances, rules and regulations now or hereafter made by governmental authority.

10. Prohibition Against Strip or Waste:

     Lessee will not commit or permit any strip or waste or unlawful, improper or offensive use of the Premises including the pollution of the Well by irresponsible surface use or grossly negligent maintenance of the Well. If Lessor in its discretion deems Lessee's maintenance of the well to be inadequate in any respect then Lessor may undertake such additional maintenance as Lessor deems warranted and Lessee shall bear its proportionate share of the charges therefor.

11. Assiqnment, Mortqaqe or Sublease:

     Lessee may not, without the prior written consent of Lessor, mortgage or otherwise encumber Lessee's leasehold interest in the Premises, nor assign or sublet or part with possession of the whole or any part of the Premises and any attempt to do so without the required approval shall be void and Lessee will be in default under this Lease.

     Furthermore, Lessee will not, without the prior written consent of Lessor, assign or sublet or part with possession of the whole or any part of said Premises and any attempt to do so without the required approval shall be void and Lessee will be in default under this Lease. It is understood between Lessor and Lessee that Lessor has entered into this Lease for the primary purpose of allowing Lessee to extract water from the leased Well, as further described in Paragraph 5 herein. If Lessee should propose to assign or sublet in whole or part these Premises for a use unrelated to that described in Paragraph 5, Lessor may arbitrarily withhold its consent to the assignment or sublease.

12. Indemnification.

     Lessee will save, indemnify and hold harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said Premises by Lessee or any person claiming by, through or under Lessee except as caused by the Lessor's negligence or wilful misconduct and will reimburse Lessor for all its costs and expenses, including reasonable attorney's fees, incurred in connection with the defense of any such claims.

13. Surrender of Premises and Who owns Improvements.

     At the end of the Lease term or upon sooner termination of this Lease by mutual consent, Lessee will peaceably deliver up to Lessor possession of the Premises, including all improvements, fixtures, buildings and other structures placed upon the Premises by the Lessor and paid for by the Lessor. Lessee shall be entitled to remove any improvements or trade fixtures installed or constructed upon the Premises by the Lessee provided that the Lessee do so prior to the end of the Lease term and that the Lessee shall repair all damages caused by the removal.

14. Liability Insurance:

     Lessee shall obtain and keep in effect and maintain at the Lessee's own expense during the term a policy or policies of comprehensive general liability insurance with respect to said Premises with a responsible insurance company in the sum of not less than Two Million and no/100 Dollars ($2,000,000.00) coverage for personal injury and death and Five Hundred Thousand and no/100 Dollars ($500,000.00) coverage for property damage, which policy or policies shall name the Lessor as an additional insured. Should the Lessee fail to procure and/or maintain such insurance, the Lessor shall have the right to so procure and/or maintain such policy of policies, and charge the Lessee for it. The amount of coverage required hereunder may be reviewed every three (3) years to take into account inflation in the economy and increase in risks upon and in the use of the demised Premises. Lessee shall provide proof of coverage within fifteen (15) days of execution of this Lease together with a statement from the insurer that Lessor will be notified if the policy is canceled.

15. Liens:

     Lessee promises at all times to keep the Premises free from any mechanic's or materialmen's liens or any other encumbrance caused by acts or omissions of the Lessee or those claiming under the Lessee.

16. Condemnation:

     In the event of condemnation of the Premises or any part hereof, then this Lease shall cease as to the part so condemned. The Lessee shall not be entitled to any adjustment of the base rent or of the royalties as a result of the condemnation. The Lessee's sole recourse shall be to cancel the Lease. If the remaining

Property is not financially practical to use for the same or similar purposes or if the condemnation causes a material adverse effect on the Lessee's business operation, then the Lease shall be canceled upon thirty (30) days notice. All proceeds from a condemnation shall be payable and belong to the Lessor. All proceeds will be presumed to be payments for the Lessor's interest except for any sums which the Lessee may be able to prove is exclusively for property interests of the Lessee under the Lease.

17. Waiver:

     The acceptance of rent by the Lessor shall never be considered a waiver of any breach by the Lessee of any of Lessee's duties under this Lease no matter when the breach occurred. Lessor shall never lose by accepting rent any rights it might otherwise have had against the Lessee.

18. Default:

     If the Lessee shall fail to observe or perform any of the covenants and agreements contained in this Lease or shall fail to pay the rent when the same shall fall due and payable and such default continues for thirty (30) days or if the Lessee shall make late payments more than four (4) times even if less than thirty (30) days late, or abandon said Premises, or suffer this Lease or any interest hereunder to be taken under any writ of attachment or execution, then upon any one of those events, the Lessor may at once enter into and retake possession of the Premises and any improvements thereon, or any part thereof and at its option terminate this Lease.

     Even after evicting Lessee and taking possession, Lessor shall still have any other remedy or right of action which the law and this Lease allows to the Lessor.

19. Easements and Roadways:

     (A) Lessee shall have non-exclusive access to the leased property over and across those roadways as designated in Exhibit "C" attached hereto and made a part hereof by this reference.

     (B) Any roadways in existence on the Premises at the beginning of the Lease whether paved or unpaved and whether or not specifically mentioned in the Property description, shall not be altered, destroyed or restricted by the Lessee without the Lessor's prior written consent.

     (C) Lessee shall pay in addition to all other rents and charges in this Lease, its proportionate share of maintenance cost of any roadways which are regularly used by Lessee in common with others. The Lessee's proportionate share of the maintenance cost of said roadways shall be based on the size, weight and frequency of use of the Lessee's vehicles in comparison with the size, weight and frequency of use of the others' vehicles.

20. Land Clearing and Tree Removal:

     No grading, land clearing or other activity which removes trees bearing trunks more than six (6) inches in diameter at the base will be permitted without the prior written consent of the Lessor. In the event Lessee does wish to engage in land clearing or tree cutting, a proposed written plan with map showing which trees are proposed for removal and which ones are to be retained shall be submitted to the Lessor for Lessor's approval.

21. Disclaimer of Warranty:

     Lessor does not guarantee or warrant the quality or suitability of the water for the Lessee's purposes. If, however, the water quality should be or become unsuitable for the Lessee's purpose, without fault on the part of the Lessee, then in that event, the Lessee shall have the right to cancel the Lease upon written notice sixty (60) days in advance.

22. Proposed Water Code:

     If, due to the passage of new legislation or regulation by any governmental entity or agency, Lessor's right to drill other wells or to extract water from its other lands shall be prohibited or restricted due to the existence of Lessee's Well or due to the amount of water being extracted from the Well, or if any new legislation or regulation shall require the expenditure of monies to bring the present Well up to new standards, then, if any of these instances, Lessor and Lessee shall meet to discuss the impact which such new rules and regulations shall have upon their respective interests and to apportion the financial burdens equitably between the parties. If the parties are unable to reach agreement on mitigative measures equitable to both parties, either party may refer the dispute to arbitration as provided in Section 23 herein. In exercising their powers, the arbitrators may modify this Lease, require either or both parties to expend monies for needed improvements to the Well and appurtenant Equipment, limit the amount of water extracted from the Well or apportion the amount between the parties, or enter any other order that shall reduce, apportion or eliminate the financial impact upon, or other adverse consequences to the parties, in an equitable manner.

23. Arbitration:

     If at any time during the term of this Lease, any dispute, difference or questions shall arise between the parties hereto regarding any matter herein required to be arbitrated, then such dispute, difference or question shall at the desire of either party be submitted to and determined by arbitration. If the parties can agree upon one person to arbitrate the dispute, then that person shall proceed to determine the matter in question and his decision shall be final, conclusive and binding upon all parties, unless it shall be vacated, modified or corrected as provided by Chapter 658, Hawaii Revised Statutes. If the parties cannot agree upon one person to serve as the sole arbitrator, then the matter shall be determined by three (3) arbitrators, in the manner provided by Chapter 658, Hawaii Revised Statutes, as the same now is or may from time to time be amended, in which case either party may give to the other written notice of the appointment of an arbitrator, whereupon the other party within ten (10) days after the receipt of such notice shall name a second arbitrator, and in case of failure to do so the arbitrator already appointed shall name such second arbitrator and the two (2) arbitrators so appointed (in either manner) shall select and appoint the third arbitrator. In the event that any two arbitrators no appointed arbitrator shall fail to appoint a third arbitrator within ten (10) days after the naming of the second arbitrator, either party may have the third arbitrator selected or appointed by the person being the Senior Judge of the Circuit Court of the Third Circuit, State of Hawaii, holding office at that time, and the three arbitrators so appointed shall thereupon proceed to determine the matter in question, disagreement or difference, and the decision of any two of them (including the disposition of the costs of arbitration) shall be final, conclusive and binding upon all parties, unless the same shall be vacated, modified or corrected as by said statute provided. The arbitrators shall have all the powers and duties prescribed by said statute and judgment may be entered upon any such award by the Circuit Court of the Third Judicial Circuit as provided in said statute.

24. Notices:

       All notices required to be given to either party shall be considered given if sent in writing by registered mail to the last known address of the party.

25. Payment of Attorney's Fees and Costs:

     If any of the parties hereto become liable for attorney's fees or other expenses to obtain enforcement of the provisions of this Lease, the party not at fault shall be entitled to recover from the one at fault all costs and expenses, including reasonable attorney's fees.

26. Successors:

     All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Lessor and Lessee and their respective successors and assigns.

27. Entire Agreement:

     This Lease contains all of the terms, covenants, conditions, stipulations, agreements and provisions agreed upon between the parties and this Lease supersedes and cancels each and every other agreement, promise and/or negotiation between the parties; no employee, agent or representative of the Lessor or of the Lessee has authority to change, modify of alter the terms of this Lease, except by mutual agreement, in writing, executed by the duly authorized persons, agents or officers of the parties.

28. Severability:

     If any term, covenant or condition of this Lease or the application of any part of this Lease to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected unless the portion of the Lease which is invalid is so fundamental that enforcement of the remainder is impractical.

29. Lease Consents:

     Except as otherwise provided herein, whenever the consent of the Lessor or the Lessee is required by this Lease, neither party shall unreasonably withhold its consent nor shall it charge the other party for such consent.

     IN WITNESS WHEREOF, the parties hereto have executed this indenture the day and year first above written.

  "LESSOR"                                  HAWAII BREWERY DEVELOPMENT CO.,
                                            INC., a Hawaii corporation
                                            By: /s/ Marcus Bender
                                               --------------------------
                                               Its: Pres.
                                                   ----------------------

  "LESSEE"                                  HAWAIIAN NATURAL WATER COMPANY,
                                            INC., a Hawaii corporation
                                            By: /s/ Marcus Bender
                                               --------------------------
                                               Its: Pres.
                                                   ----------------------

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AFTER RECORDATION RETURN BY MAIL TO:


--------------------------------------------------------------------------------
TITLE OF DOCUMENT:

                                AMENDMENT TO LEASE AGREEMENT

\convey\leases\hibrew2.doc
--------------------------------------------------------------------------------
PARTIES:

LESSOR: HAWAII BREWERY DEVELOPMENT Co., INC., a Hawaii corporation

LESSEE: HAWAII NATURAL WATER COMPANY, INC., a Hawaii corporation

--------------------------------------------------------------------------------
PROPERTY DESCRIPTION:                   / LIBER/PAGE:

That certain land situate at Keaau,     / DOCUMENT NO.
District of Puna, Island, County        /
and State of Hawaii, being Lot          /
Numbers A-31-B and A-31-A-1,            /
bearing TMK(s) (3)________________      /

--------------------------------------------------------------------------------

                          AMENDMENT TO LEASE AGREEMENT


     THAT certain LEASE, by and between HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816, therein and herein referred to as "Lessor" and HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816, therein and herein referred to as "Lessee" dated October 3rd, 1994 is hereby amended as follows:

     1. Paragraph 1 of said Lease which now reads:

          "1. Lease Term:

          The Lease term shall be for a total of fifty (50) years beginning on October 1st, 1994, and ending at midnight on September 30th, 2044."

is hereby deleted and the following is inserted in place thereof:

          "1. Lease Term:

          The Lease term shall be for a total of fifty (50) years beginning on October 1st, 1994, and ending at midnight on September 30, 2044. Lessee shall have an option to extend the term of this Lease for an additional fifty (50) years under the same terms and conditions except for duration as set forth herein. In the event that the Lessee, its successor or assign is still conducting a water related business on the premises at the expiration of the initial Lease term, then the Lessee's exercise of the option shall be deemed to have occurred on the expiration of the initial Lease term, unless Lessee specifically notifies Lessor in writing of its decision not to elect to extend the term as set forth herein."

     Except as specifically modified herein, all other terms and conditions of said Lease Agreement shall remain unchanged and in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have executed the foregoing AMENDMENT TO LEASE AGREEMENT at Honolulu, Hawaii, on the 18th day of January, 1995.

"LESSOR"                                     HAWAII BREWERY DEVELOPMENT CO.,
                                             INC., a Hawaii corporation
                                             By: /s/ Brian J. Barbata
                                                --------------------------
                                                 Its:  Vice President
                                                      --------------------

 "LESSEE"                                    HAWAIIAN NATURAL WATER COMPANY,
                                             INC., a Hawaii corporation
                                             By: /s/ Marcus Bender
                                                --------------------------
                                                 Its:  President
                                                      --------------------

STATE OF HAWAII    )
                   ) SS
COUNTY OF Honolulu )

     On this 19 day of January, 1995, before me appeared Brian J. Barbata, to me personally known, (or proved to me on the basis of satisfactory evidence) that he is the Vice President of HAWAII BREWERY DEVELOPMENT, INC. , a Hawaii corporation, that said corporation has no corporate seal/that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said officers acknowledged said instrument to be the free act and deed of said corporation.

                                             /s/ Elaine M. Hoeller
                                             ------------------------------
                                             Notary Public, State of Hawaii
                                             My commission expires: 4-17-98

[LETTERHEAD]
                          AMENDMENT TO LEASE AGREEMENT


         THAT certain LEASE, by and between HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 123, Honolulu, Hawaii 96816, therein and herein referred to as "Lessor" and HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816, therein and herein referred to as "Lessee" dated October 3, 1994 is hereby amended as follows:

     1. Paragraph 3A(i) of said Lease which now reads:

          "(i) Land Rent:

          (a) For the first five (5) years of the Lease term, the sum of Two Thousand and no/100 Dollars ($2,000.00) per month on the first day of each and every month;

          (b) For the next five (5) years of the Lease term, the sum of Four Thousand and no/100 Dollars ($4,000.00) per month on the first day of each and every month;

          (c) Thereafter the minimum land rent shall be subject to yearly increases of Five percent (5%)."

is hereby deleted and the following is inserted in place thereof:

          "(i) Land Rent: The sum of Two Thousand and no/100 Dollars ($2,000.00) per month on the first day of each and every month."

     2. Paragraph 3A(ii)(A) of said Lease which now reads"

          "(ii) Additional Rent:

          A. In addition to the land rent provided above at such time as Lessee achieves gross sales of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000), Lessee shall for the remaining term of the lease pay additional rent measured by a percentage of gross sales. During the first five (5) years of the lease term the additional rent shall equal two percent (2%) of gross sales. During the second five (5) years of the lease term the additional rent shall equal four percent (4%) of gross sales. During the third five (5) years of the lease term the additional rent shall equal six percent (6% ) of gross sales. During the fourth five (5) years of the lease term the additional rent shall equal eight percent (8%) of gross sales. For the remaining term of the lease the additional rent shall equal ten percent (10%) of gross sales."

Is hereby deleted and the following is inserted in place thereof:

         "(ii) Additional Rent:

          A. In addition to the land rent provided above at such time as Lessee achieves gross sales of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000), Lessee shall for the remaining term of the lease pay additional rent equal to two percent (2%) of gross sales."

     Except as specifically modified herein, all other terms and conditions of said Lease Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing AMENDMENT TO LEASE AGREEMENT at ____________________, Hawaii, on the ____ day of July, 1996.


"LESSOR"                                      HAWAII BREWERY DEVELOPMENT CO.,
                                              INC., a Hawaii corporation

                                              By: /s/ Marcus Bender
                                              ---------------------------
                                                  Its: Pres


"LESSEE"                                      HAWAIIAN NATURAL WATER COMPANY,
                                              INC., a Hawaii corporation

                                              By: /s/ Tate Robinson
                                              ---------------------------
                                                  Its: Vice President

                          AMENDMENT TO LEASE AGREEMENT

     THAT certain LEASE, by and between HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816, therein and herein referred to as "Lessor," and HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, whose principal place of business and mailing address is 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816, therein and herein referred to as "Lessee," dated October 3, 1994 is hereby amended as follows, effective as of and conditioned upon the closing of Lessee's proposed Bridge Loan financing as more fully described in that certain Confidential Private Offering Memorandum dated __________, 1996 related thereto:

     1.  Paragraphs 3A(i) and (ii)(A) of said Lease which now read:

          "(i) Land Rent: The sum of Two Thousand and no/100 Dollars ($2,000.00) per month on the first day of each and every month."

          "(ii] Additional Rent:

         A. In addition to the land rent provided above at such time as Lessee achieves gross sales of One Million Seven Hundred Thousand and no/100 Dollars ($l,700,000), Lessee shall for the remaining term of the lease pay additional rent equal to two percent (2%) of gross sales."

are hereby deleted and the following is inserted in place thereof:

     "An amount, payable on the first day of each and every month, equal to the Base Rent (as hereinafter defined), plus an additional amount (the "Additional Rent"), payable on a quarterly basis as provided below, equal to the excess, if any, of (A) 2% of Lessee's Net Sales (as hereinafter defined) for the fiscal quarter ended immediately prior to the date of determination (the "Prior Quarter"), over (B) the aggregate Base Rent payable during the Prior Quarter. For purposes hereof, (A) Base Rent means $5,000 per month during the first five years of the Lease, adjusted every five years thereafter based upon changes in the Consumer Price Index in Hawaii, and (B) Net Sales for any given Prior Quarter means Lessee's net sales for such Prior Quarter as set forth in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") for such Prior Quarter or, if Lessee is not then obligated to file Quarterly Reports with the SEC, as set forth in Lessee's financial statements for such Prior Quarter, determined in accordance with generally accepted accounting principles, less the aggregate amount of (A) any such net sales which have been written off or reserved against as bad debts, and (B) any sales or general excise taxes included therein. Additional Rent with respect to any given Prior Quarter shall be payable as soon as practicable after the Net Revenues with respect thereto have been determined, but in no event later than forty-five (45) days following the end of such Prior Quarter."

     2. The last clause of the first paragraph of Paragraph 1 under the heading AGREEMENT TO LEASE which now read:

     " including the non-exclusive use of the water well located thereon (hereinafter "Well") and the non-exclusive use of the appurtenant pumping equipment more particularly described in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter "Equipment")."

is hereby deleted and the following is inserted in place thereof:

     "including, subject to Paragraph 6 of the Terms hereof, exclusive use of the water well located thereon (hereinafter "Well") and the appurtenant pumping equipment more particularly described in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter "Eguipment")."

     3. The second sentence of Paragraph 5 of the Lease which now reads:

     "It is understood that no retail sales shall take place on the Premises unless and until all conditions imposed by Lessor's Special Use Permit with respect to the Premises have been met."

is hereby deleted.

     4. The first sentence of Paragraph 6 of the Lease which now reads:

     "It is understood and agreed that Lessor shall be entitled to extract water from any Well located on the Premises to meet its requirements for the brewing of beer or the manufacture of other beverages provided that Lessor shall not be entitled to use Well water for irrigation, cleaning or purposes other than beverage production as described above and provided, further, that in no event shall Lessor be entitled to more than fifty percent (50%) of water production from the Wells located on the Premises."

is hereby deleted and the following is inserted in place thereof:

     "It is understood and agreed that Lessor shall be entitled to extract water from the Well to meet its requirements for the brewing of beer or the manufacture of other beverages other than natural water, provided that Lessor shall not be entitled to use water from the Well or any other well located on the Premises for irrigation, cleaning or purposes other than beverage production as described above and provided, further, that in no event shall Lessor be entitled to more than fifty percent (50%) of water production from the Well."

     5. The first two sentences of Paragraph 8 of the Lease which now read:

     "Lessee shall be allowed the temporary use of the existing building facilities located on the demised Premises for the bottling and processing of water and office quarters. Provided, however, that in the event that the Lessor requires the use of the existing premises or any portion thereof for its own purposes then the Lessor shall provide Lessee with a six (6) month advance notice to vacate the existing buildings or any portion thereof and shall together with or prior to such notice to vacate, designate a portion of the land within the demised Premises adjacent or in reasonable proximity to the well site with a minimum size of one-half (1/2) acre and shall permit Lessee to construct a building and other facilities reasonably necessary for Lessee's permitted use of the Premises and shall cooperate with Lessee in seeking any necessary governmenta1 permits and utility services for such buildings and other improvements."

are hereby deleted and the following is inserted in place thereof:

     "Lessee shall be allowed the exclusive use of the existing building facilities located on the demised Premises for the bottling and processing of water and office quarters.

     6. The last sentence of Paragraph 8 of the Lease which now reads:

     "In the event that Lessee requires more than one-half of the premises for the conduct of its business Lessee shall act in good faith to accommodate Lessee's needs after taking into consideration its own usage of the premises and will if reasonably practicable allow Lessee the additional area needed with an appropriate and equitable adjustment in the base rent."

is hereby deleted.

     Except as specifically modified herein, all other terms and conditions of said Lease Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed the foregoing AMENDMENT TO LEASE AGREEMENT at Honolulu, Hawaii, on the 29th day of August, 1996.


"LESSOR"                                     HAWAII BREWERY DEVELOPMENT CO.,
                                             INC., a Hawaii corporation
                                             By: /s/ Brian Barbata
                                                --------------------------
                                                 Its: Vice President
                                                      --------------------

"LESSEE"                                     HAWAIIAN NATURAL WATER COMPANY,
                                             INC., a Hawaii corporation
                                             By: /s/ Marcus Bender
                                                --------------------------
                                                 Its: President
                                                      --------------------